Exhibit 24

POWER OF ATTORNEY

The undersigned hereby constitutes and appoints Joseph Virgilio with full power of substitution and resubstitution, to act as the undersigned’s true and lawful attorney-in-fact to:

Prepare, execute and submit to the U.S. Securities and Exchange Commission (“SEC”), for and on behalf of the undersigned, any and all reports (including any amendments thereto) the undersigned is required to file with the SEC, or which the attorney-in-fact considers it advisable to file with the SEC, under Section 13 or Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any rule or regulation thereunder, or under Rule 144 under the Securities Act of 1933 (“Rule 144”), including Schedules 13D and 13G, Forms 3, 4, and 5, and Forms 144; and

Do and perform any and all acts for and on behalf of the undersigned which, in the opinion of such attorney-in-fact, may be necessary or desirable to complete and execute any such Schedule 13D or 13G, Form 3, 4, or 5, or Form 144, complete and execute any amendment or amendments thereto, and file such schedule or form with the SEC or similar authority, as may be required by law.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution and resubstitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorneys-in-fact substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned’s responsibilities to comply with Section 13 and Section 16 of the Exchange Act or Rule 144.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Schedule 13D and 13G, Forms 3, 4, and 5, and Forms, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of November 12, 2024.

The Guardian Life Insurance Company of America

By:	/s/ Michael Bessel
Name:	Michael Bessel
Title:	Head of Investments Compliance